EXHIBIT 12


                           WARRANT AGREEMENT AMENDMENT
                                      NO. 2

                  This Warrant Agreement Amendment No. 2 (this "Amendment"), dated as of January 10, 2003, is among FiberNet Telecom Group, Inc., a Delaware corporation ("FiberNet"), Bank One, N.A. ("Bank One"), Nortel Networks Inc. ("Nortel") and Toronto Dominion (Texas), Inc. ("TD").


                                    RECITALS

                  WHEREAS, pursuant to a Purchase Agreement dated October 30, 2002 ("October Purchase Agreement"), among FiberNet, Bank One, Nortel, TD and Deutsche Bank AG New York Branch ("Deutsche Bank"), IBM Credit Corporation ("IBM") and Wachovia Investors, Inc. ("Wachovia" and together with Deutsche Bank and IBM, the "Continuing Bank Lenders"), Bank One, Nortel and TD purchased from FiberNet, and FiberNet sold to Bank One, Nortel and TD, upon the terms and subject to the conditions set forth therein, shares of FiberNet's Common Stock (the "Common Stock") and immediately exercisable warrants (the "October Warrants") to purchase an aggregate of 41,904,762 shares of Common Stock;

                  WHEREAS, pursuant to a Purchase Agreement dated November 11, 2002 ("November Purchase Agreement"), among FiberNet, Nortel, Bank One, TD and each Continuing Bank Lender, Bank One, Nortel and TD purchased from FiberNet, and FiberNet sold to Bank One, Nortel and TD, upon the terms and subject to the conditions set forth therein, shares of Common Stock and immediately exercisable warrants (the "November Warrants" and together with the October Warrants, the "$0.12 Warrants") to purchase an aggregate of 7,619,048 shares of Common Stock;

                  WHEREAS, on October 30, 2002, FiberNet executed and delivered to Bank One, Nortel and TD a certificate (each, an "October Warrant Certificate") entitled "Warrant to Purchase Shares of Common Stock of Fibernet Telecom Group, Inc." evidencing the October Warrants;

                  WHEREAS, on November 11, 2002, FiberNet executed and delivered to Bank One, Nortel and TD a certificate (each, a "November Warrant Certificate" and together with the October Warrant Certificates, the "Warrant Certificates") entitled "Warrant to Purchase Shares of Common Stock of Fibernet Telecom Group, Inc." evidencing the November Warrants;

                  WHEREAS, FiberNet has presented to each Bank Lender, including Bank One, Nortel and TD, a copy of each agreement listed on Exhibit A hereto (collectively, the "January Financing Agreements");

                  WHEREAS, as partial consideration for the transactions contemplated by the January Financing Documents, FiberNet desires to lower the exercise price of the $0.12 Warrants (the "Repriced Warrants") as provided for herein;

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Amendment.

                  a. Notwithstanding anything to the contrary in any Warrant Certificate the Exercise Price of each Repriced Warrant shall be $0.001 per share.

                  b. Promptly upon the delivery to FiberNet of either (i) each Warrant Certificate held by Bank One, Nortel and TD or (ii) a certificate of lost warrant certificate in the form attached hereto as Exhibit B, FiberNet will issue to Bank One, Nortel and TD new certificates (the "New Warrant Certificates") evidencing the adjustment in the Exercise Price of the Repriced Warrants effected pursuant to this Amendment. Each New Warrant Certificate shall contain the same terms as the Warrant Certificates surrendered, except as set forth in the following table:

------------------ -------------------------------------- ------------------- ---------------------------------------
   Certificate                   Issued to                Number of Warrant          Exercise Price Per Share
     Number                                                     Shares
------------------ -------------------------------------- ------------------- ---------------------------------------

      [__]                       Bank One                     12,380,952                      $0.001
------------------ -------------------------------------- ------------------- ---------------------------------------
      [__]                        Nortel                      18,571,429                      $0.001
------------------ -------------------------------------- ------------------- ---------------------------------------
      [__]                          TD                        18,571,429                      $0.001
------------------ -------------------------------------- ------------------- ---------------------------------------

                  c. Promptly upon receipt of the New Warrant Certificates, but in no event prior to the closing of the transactions contemplated by the January Financing Agreements, Bank One, Nortel and TD each agree to exercise all warrants held by such party that have an exercise price per share of $0.001.

                  2. Representations and Warranties. FiberNet represents and warrants to each of Bank One, Nortel and TD as follows:

                  a. Authority. FiberNet has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder. The execution, delivery and performance by FiberNet of this Amendment and the transactions contemplated hereby have been duly approved by all necessary corporate action of FiberNet and no other corporate proceedings on the part of FiberNet are necessary to consummate such transactions.

                  b. Enforceability. This Amendment has been duly executed and delivered by FiberNet. This Amendment is (i) the legal, valid and binding obligation of FiberNet, enforceable against it in accordance with its terms, and
(ii) in full force and effect.

                  c. No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, nor performance of and compliance with the terms and provisions hereof by FiberNet will, at the time of such performance, (i) violate or conflict with any provision of its articles of incorporation or bylaws or other organizational or governing documents of FiberNet, (ii) violate, contravene or conflict with any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (iv) require FiberNet to obtain any consents, approvals, or authorizations or to make any filings.

                  3. Reference to and Effect on Warrant Certificates.

                  a. Upon and after the effectiveness of this Amendment, each reference in the Warrant Certificates to "this Warrant", "hereunder", "hereof" or words of like import referring to the $0.12 Warrant, shall mean and be a reference to the Warrant Certificate as modified hereby.

                  b. Except as specifically modified above, the Warrant Certificate is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment is made in modification of, but not extinguishment of, the obligations set forth in the Warrant Certificates and, except as specifically modified pursuant to the terms of this Amendment, the terms and conditions of the Warrant Certificates remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of Bank One, Nortel or TD under a Warrant Certificate.

                  4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  5. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

                  6. Further Assurances. Without limiting any party's obligations hereunder, FiberNet hereby agrees to do all things and take all actions which may reasonably be requested by Bank One, Nortel or TD to effectuate the provisions of this Amendment.

                  8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the undersigned has executed this WARRANT AGREEMENT AMENDMENT NO. 2 as of the date set forth in the first paragraph hereof.



Company

FIBERNET TELECOM GROUP, INC.



By: /s/ Jon A. Deluca
   ------------------------------------
Name:  Jon A. Deluca
Title: SVP - Finance, Chief Financial
             Officer

BANK ONE, N.A.                             NORTEL NETWORKS INC.



By: /s/ Michele L. Illegible               By: /s/ Elias Makris
    -----------------------------------       -----------------------------
Name:                                      Name:  Elias Makris
Title:                                     Title: Director, Customer Finance





TORONTO DOMINION (TEXAS), INC.



By: /s/ Jano Nixon
   ------------------------------------
Name:  Jano Nixon
Title:  Vice President

                                    EXHIBIT A
                          JANUARY FINANCING AGREEMENTS


1. Debt Exchange Agreement, dated January 7, 2003, between FiberNet Telecom Group, Inc. and Bank One, N.A.

2. Debt Exchange Agreement, dated January 7, 2003, between FiberNet Telecom Group, Inc. and Nortel Networks Inc.

3. Debt Exchange Agreement, dated January 7, 2003, between FiberNet Telecom Group, Inc. and TD Securities (USA) Inc.

4. Stock Purchase Agreement, dated January 7, 2003, between FiberNet Telecom Group, Inc. and Bank One, N.A.

5. Stock Purchase Agreement, dated January 7, 2003, between FiberNet Telecom Group, Inc. and Nortel Networks Inc.

6. Stock Purchase Agreement, dated January 7, 2003, between FiberNet Telecom Group, Inc. and Toronto Dominion (Texas), Inc.

7. Common Stock Purchase Agreement, dated January 7, 2003 between FiberNet Telecom Group, Inc. and the parties listed on Exhibit A thereto as "Purchasers"

8. Registration Rights Agreement, , dated January 7, 2003 between FiberNet Telecom Group, Inc. and the parties listed on Schedule I thereto as "Purchasers"

9. Warrant to Purchase Shares of Common Stock of FiberNet Telecom Group, Inc. between FiberNet Telecom Group, Inc. and each party listed on Exhibit A to the Purchase Agreement referred to in paragraph 5 above as "Purchasers"

10. Warrant Agreement Amendment No. 1, dated January 7, 2003, among FiberNet Telecom Group, Inc., Deutsche Bank AG New York Branch, IBM Credit Corporation, and Wachovia Investors, Inc.

                                    EXHIBIT B
                            AFFIDAVIT OF LOST WARRANT

         The undersigned (the "Agent"), _______________, a duly authorized agent of ______________ (the "Warrant Holder"), deposes and says that:

         1. The Agent makes this affidavit on behalf of the Warrant Holder with respect to warrant certificate ______ (the "Lost Certificate") issued to the Warrant Holder on ______________, 2003, by FiberNet Telecom Group, Inc. (the "Company").

         2. The Warrant Holder does not now have possession of the Lost Certificate. The Warrant Holder has made or caused to be made diligent efforts to find and recover the Lost Certificate, but has been unable to do so, and accordingly believes the Lost Certificate is lost or misplaced.

         3. The Warrant Holder is the sole beneficial owner of the Lost Certificate and has so been at all times since the Lost Certificate was issued, and is entitled to the full and exclusive possession of the Lost Certificate. The Lost Certificate has not been endorsed for transfer, and no instrument or document authorizing the transfer of the Lost Certificate has been executed. Neither the Lost Certificate nor the Warrant Holder's rights therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever. No person or entity other than the Warrant Holder has any right, title, claim, equity or interest in, to or respecting the Lost Certificate or the proceeds thereof.

         4. The Warrant Holder agrees that if the Lost Certificate shall ever come into the custody and control of the Warrant Holder, the Warrant Holder shall immediately and without consideration surrender the Lost Certificate to the Company or its successors or transfer agents for cancellation.

         IN WITNESS WHEREOF, the undersigned has executed this Affidavit this ___ day of __________, 2003.



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Address:
                                             ----------------------------------